Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT (“Amendment 2”) is executed as of the 30th day of January, 2019, between Kalberer Company, an Oregon corporation (“Landlord”) and Pixelworks, Inc., an Oregon corporation (“Tenant”).

Landlord and Tenant are parties to the Office Lease (“Lease”), dated September 10, 2008, Amendment dated July 1, 2013 and Amendment 2 dated May 18, 2016. The Lease and Amendment are for approximately 4,875 rentable square feet, Suite 101 (“Premises”) in the Durham Plaza Building (“Building”) located at 16760 Upper Boones Ferry Road, Lake Oswego, Oregon.

NOW, THEREFORE, the parties agree to modify the Lease and Amendment as follows:

1.
As-Is. Tenant accepts the Premises in as-is condition with the following work provided by the Landlord within 30 days of the effective date of the Base Rent Adjustment is Section 3 below, January 1, 2020:

a.	Professionally shampoo the premises carpet. Landlord will professionally shampoo the premises carpet annually through the Term of the Lease.

b.	Touch up paint within the Premises.

2.
Section I, Term of Lease: This Section is hereby amended such that the current term of the Lease will continue through December 31, 2024, regardless of when the actual Commencement Date occurred. The definition of the term “Expiration Date” shall hereby mean and refer to December 31, 2024.

3.	Section K, Base Rent Adjustment: Effective January 1, 2020, Section 1.1(K) of the Lease is hereby deleted and replaced with the following:

Month        $ Per RSF    Base Rent
Month 1-12        $24.75        $10,055.00
Months 13-24    $25.49        $10,355.00
Months 25-36    $26.26        $10,668.00
Months 37-48    $27.05        $10,989.00
Months 49-60    $27.86        $11,318.00

4.	Section L, Base Year: The base year of the Lease is modified as follows:
Real Property Taxes for 2019-20 / Operating Expenses 2020

5.	Section O, Security Deposit:
Tenant currently has a security deposit of $12,244.83 on account with Landlord. No additional deposit shall be required from Tenant.

6.
Extension Option: Tenant shall have one (1) option to extend the lease for a three (3) year period. The rental rate for the option period shall be at fair market rates. Tenant shall notify Landlord of its intention to extend the lease no later than six (6) months prior to the end of the then-current lease term. All other terms and conditions in Section 5 of the First Amendment to Lease, dated July 1, 2013 will remain in effect.

All other terms and conditions of the Lease and Amendment shall remain in effect.

LANDLORD	TENANT
Kalberer Company	Pixelworks, Inc.
By: /s/ Patrick Gortmaker	By: /s/ Steven Moore
Its: President	Its: VP & CFO
Date: January 31, 2019	Date: January 30, 2019